Exhibit 99.1

Imperial appoints Senior Vice President, Sustainability, Commercial Development and Product Solutions

•S.L. Evers to assume management oversight of Imperial’s downstream operations effective May 1, 2023

Calgary, AB – May 1, 2023 - Imperial (TSE: IMO, NYSE American: IMO) announced today that S.L. (Sherri) Evers, currently Vice President, Commercial and Corporate Development, will become the company’s Senior Vice President, Sustainability, Commercial Development and Product Solutions, assuming oversight and responsibility of the company’s downstream business effective May 1, 2023. Sherri will continue to oversee the commercial and corporate development business.

“Imperial recognizes the importance of advancing climate solutions within our operations, as well as providing lower life-cycle emissions products to our customers,” said Brad Corson, Chairman, President and Chief Executive Officer. “As part of her current role, Sherri has had oversight of the development and execution of the company’s sustainability strategy, external affairs and commercial development. This experience, combined with her strong knowledge of Imperial’s downstream business, will allow her to strategically oversee and identify synergies across these important areas of our business.”

Ms. Evers holds a Bachelor of Commerce in Marketing and General Business from the University of Saskatchewan. She began her career with Imperial in 1998 in Edmonton, Alberta and held various assignments within the company’s downstream business. In 2012, Ms. Evers began a series of global assignments with Exxon Mobil Corporation related to product optimization, planning and supply network before returning to Canada as the Eastern Canada Fuels Manager for the Downstream in 2018. Ms. Evers was appointed Vice President, Commercial and Corporate Development in 2021.

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Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Forward-looking statements: Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements include identifying synergies across business areas, and are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning demand growth and energy source, supply and mix; commodity prices, foreign exchange rates and general market conditions; project plans, timing, costs, technical evaluations and capacities, and the company’s ability to effectively execute on these plans and operate its assets; the amount and timing of emissions reductions, including the impact of lower carbon fuels; and applicable laws and government policies, including with respect to climate change, GHG emissions reductions and low carbon fuels could differ materially depending on a number of factors. These factors include global, regional or local changes in supply and demand for oil, natural gas, petroleum and petrochemical products, feedstocks and other market factors, economic conditions or seasonal fluctuations and resulting demand, price, differential and margin impacts; political or regulatory events, including changes in law or government policy; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; government policies supporting lower carbon investment opportunities; failure or delay of supportive policy and market development for emerging lower-emission energy technologies; the receipt, in a timely manner, of regulatory and third-party approvals; project management and schedules and timely completion of projects; and other factors discussed in Item 1A Risk factors and Item 7 Management’s discussion and analysis in the company’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited